Exhibit 11

                Statement Re: Computation of Earnings Per Share

UNITED BANKSHARES, INC. AND SUBSIDIARIES
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
                                                    For the Quarter Ended          For the Nine Months Ended
                                                        September 30                     September 30
                                                 ---------------------------      ----------------------------
                                                     1997            1996             1997             1996
                                                 -----------     -----------      -----------      -----------
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PRIMARY:

Average Number of Common Shares                   14,952,988      15,151,330        14,978,980      15,148,092

Average Number of Common Share
   Equivalents                                       194,573          78,167           155,024          79,870
                                                 -----------     -----------       -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,147,561      15,229,497        15,134,004      15,227,962
                                                 ===========     ===========       ===========     ===========


Net Income                                       $10,345,000     $11,223,000       $30,513,000     $20,576,000
Preferred Dividends
                                                 -----------     -----------       -----------     -----------
Available to Common Shares                       $10,345,000     $11,223,000       $30,513,000     $20,576,000
                                                 ===========     ===========       ===========     ===========

Earnings Per Common Share:                             $0.68           $0.74             $2.01           $1.35
                                                 ===========     ===========       ===========     ===========


FULLY DILUTED:

Average Number of Common Shares                   14,952,988      15,151,330        14,978,980      15,148,092
Average Number of Common Share
   Equivalents                                       199,624          86,788           199,624          86,788
                                                 -----------     -----------       -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,152,612      15,238,118        15,178,604      15,234,880
                                                 ===========     ===========       ===========     ===========

Net Income                                       $10,345,000     $11,223,000       $30,513,000     $20,576,000
Preferred Dividends
                                                 -----------     -----------       -----------     -----------
Available to Common Shares                       $10,345,000     $11,223,000       $30,513,000     $20,576,000
                                                 ===========     ===========       ===========     ===========

Earnings Per Common Share                              $0.68           $0.74             $2.01           $1.35
                                                 ===========     ===========       ===========     ===========
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